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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported)     02/26/04
                                                               --------


                                   Rapidtron, Inc.
             (Exact name of registrant as specified in its charter)


                Nevada                 000-31713           88-0455472
     ----------------------------     ------------     -------------------
     (State or other jurisdiction     (Commission        (IRS Employer
           of incorporation           File Number)     Identification No.)


      3151 Airway Avenue, #Q, Costa Mesa, California       92626-4627
      ----------------------------------------------       ----------
         (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code   949-759-9400
                                                            ------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM  5.     OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

     Steve Meineke, our Secretary, Treasurer and General Manager, has resigned to become President and Chief Operating Officer for Raleigh America, a Seattle-based bicycle company of Raleigh, Diamondback, Avenir, and CyclePro brands. The move is effective March 1, 2004. Meineke will remain a member of our Board of Directors and serve as an advisor to our company.

     We reached a mutual agreement with Mr. Meineke to terminate his services as officer and to continue to retain his services as a director and advisor. We are issuing Mr. Meineke an option to purchase 225,000 shares of common stock at a price of $1.25 per share, to be vested on January 1, 2005, provided he continues to serve as our director until such time. In addition, we have agreed to continue to indemnify him as a director to the fullest extent permitted by law, as previously agreed under his employment agreement. To the extent that indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     We owe Mr. Meineke a total of $49,696 for salary and compensation earned during 2002, 2003 and 2004. We will pay this compensation at the time and in proportion to our payment of all other earned but unpaid salary for those years.

     We have amended our note dated October 3, 2002, payable to Mr. Meineke in the principal amount of $15,000, to permit Mr. Meineke to convert the note to equity at a conversion rate of $1.25 per share at any time prior to repayment of the note. In addition, we have agreed to indemnify Mr. Meineke for any claims made against him by Comerica Bank-California as the holder of a Promissory Note dated April 25, 2002, in the principal amount of $150,000, the proceeds of which were loan to us by Mr. Meineke.

     Our Executive Vice President, Peter Dermutz, will assume the role of Secretary/Treasurer until we engage a qualified replacement. Peter Dermutz will report directly to our Chief Executive Officer, John Creel, along with our Vice President Operations, Larry Williams, our Vice President Sales-Resorts, Chris Perkins, and our Vice President Sales-Fitness, Lee Guthrie.

ITEM  7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (C)     EXHIBITS

       The  following  exhibits  are  included  as  part  of  this  report:

10.1   Termination  Agreement,  dated  February  27,  2004.

10.2   Director  Service and Indemnification Agreement, dated February 27, 2004.

10.3   Replacement  Promissory  Note,  dated  February  27,  2004.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   RAPIDTRON,  INC.,  a  Nevada  corporation




Date:  February  27,  2004         By:  /s/  John  Creel
                                        ---------------------------------
                                        John  Creel,
                                        Chief  Executive  Officer


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